                                EXHIBIT 10(d)

                RESTATED AND AMENDED NOTE PURCHASE AGREEMENT
                           BETWEEN THE COMPANY AND
                           AETHERWORKS CORPORATION
                             DATED JUNE 19, 1996

                           AETHERWORKS CORPORATION

                             RESTATED AND AMENDED
                           NOTE PURCHASE AGREEMENT

     THIS RESTATED AND AMENDED AGREEMENT is made and entered into as of June 19, 1996, by and between AetherWorks Corporation, a Minnesota corporation (the "Company"), and Digi International Inc., a Delaware corporation ("Digi"), sometimes referred to individually as a "Party" and collectively as the "Parties."

                                 R E C I T A L S

     As of October 10, 1995, the Company and Digi executed a Note Purchase Agreement (the "1995 Note Purchase Agreement"), pursuant to which Digi purchased, and the Company issued, a convertible secured promissory note, dated October 10, 1995, in the original principal amount of $3,353,235 (the "1995 Convertible Note"). Digi also committed in the 1995 Note Purchase Agreement to purchase an additional convertible secured promissory note in the original principal amount of $1,433,290.

     Digi has held two seats on the Company's Board of Directors (the "Board of Directors" or the "Board") since October 10, 1995, and has participated in the decisions of the Board, including the election of the fifth member of the Board, the appointment of senior management of the Company, and Board-level decisions regarding the development of the ARMs and Jeeves, and the decision to acquire and develop V.Mach Technology (as hereinafter defined), which was not contemplated at the time of execution of the 1995 Note Purchase Agreement.

     Digi has expressed interest in purchasing, and the Company desires to have Digi purchase, in part for the development and commercial exploitation of V.Mach Technology, convertible promissory notes of the Company, in the aggregate principal amount of $9,000,000, in addition to one for $1,433,290 originally to be issued pursuant to the 1995 Note Purchase Agreement and the 1995 Convertible Note previously issued pursuant to the 1995 Note Purchase Agreement.

     In light of the mutual commercial opportunity presented by the V.Mach Technology, in recognition of the greater familiarity and closer relationship of the Parties and in order to provide for the additional development contemplated by the Parties, the Parties desire to amend and restate in its entirety the 1995 Note Purchase Agreement, most particularly to eliminate milestones set forth in the 1995 Note Purchase Agreement and the rights and obligations of the Parties in connection with such milestones, and to delineate the Parties' respective rights and obligations with respect to the V.Mach Technology.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing premises and the Parties' respective rights and obligations set forth in this Agreement, the Company and Digi hereby agree as follows:

     1. AMENDMENT TO 1995 NOTE PURCHASE AGREEMENT AND COROLLARY DOCUMENTS. The 1995 Note Purchase Agreement shall be, and hereby is, amended and restated in its entirety by this Agreement. The 1995 Convertible Note shall be restated and amended in the form attached to this Agreement as Exhibit 1 upon execution of such form (and, as restated and amended, shall for purposes of this Agreement hereinafter be referred to as the "Amended 1995 Note"). Each of the Security Agreement, Manufacturing Agreement and Shareholder Voting Agreement issued pursuant to the 1995 Note Purchase Agreement shall be amended and restated in its entirety in the forms attached to this Agreement as Exhibits 3, 4 and 5, respectively, upon execution of such forms (and, as restated and amended in their entirety, shall, for purposes of this Agreement, hereinafter be referred to as the "Security Agreement," "Manufacturing Agreement" and "Shareholder Voting Agreement," respectively). Each of this Agreement, the Amended 1995 Note, the Notes to be issued under this Agreement, the Security Agreement, the Manufacturing Agreement, the Technology Transfer Agreement and the Shareholder Voting Agreement may be referred to individually a "Transaction Document" and collectively, as the "Transaction Documents". The Parties expressly intend that the representations, warranties and agreements of the Principal Shareholder (Jonathan A. Henrikssen Sachs, Ph.D.) set forth in the Note Purchase Agreement dated October 9, 1995 shall expire upon execution of this Agreement.

     2. SALE AND PURCHASE OF CONVERTIBLE NOTES. Subject to the terms and conditions hereof, the Company agrees to issue and to sell to Digi, and Digi agrees to purchase from the Company, the convertible notes described in this
Section 2 (each a "Note" and together, the "Notes"). The term "Notes" as used herein shall mean the (a) convertible notes issued pursuant to this Agreement, (b) where such term is used to refer to an issued Note, the Amended 1995 Note and (c) all notes of the Company issued in exchange or substitution for the foregoing.

          2.1 PRINCIPAL AMOUNT OF NOTES AND TIMING OF PURCHASES. The Notes to be purchased by Digi subsequent to the date of this Agreement shall be in the amounts set forth below and shall, subject to satisfaction of the conditions set forth in Section 3 and elsewhere in this Agreement, be purchased according to the following schedule:

          (a) Upon the execution of this Agreement, a Note of the Company, dated June 19, 1996, in the principal amount of $1,433,290; and

          (b) Within ten business days of the Company's written request, in one or more additional Notes as and when requested by the Company, whose principal amounts shall be in lawful money of the United States and in integral increments of $1,000,000, provided that the aggregate principal amount of such Notes to the exclusion of the 1995 Convertible Note and the
     Note in 2.1(a) above,  shall not exceed $9,000,000.

          2.2 TERMS OF EACH NOTE. Each Note shall be in substantially the form set forth in Exhibit 2 to this Agreement (the "Form of Note"). The Notes shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), in accordance with the terms set forth in the Form of Note, provided that conversion of any of the Notes issued pursuant to this Agreement shall not release Digi from its obligation to purchase additional Notes pursuant to this Section 2. The shares of Common Stock into which the Notes are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor are hereinafter sometimes referred to as the "Conversion Stock." Each Note shall be secured by a lien on those assets identified in, and in accordance with the terms of the Security Agreement. Each Note shall be due and payable on December 31, 1998. Interest on each Note shall accrue at the rate set forth in the Form of Note and shall be due and payable on the earlier of December 31, 1998 or from the proceeds of the Company's Initial Public Offering (as defined below) as provided in the Form of Note. AetherWorks shall have the option, upon written notice sixty (60) days prior to such date as interest becomes due and payable, to convert interest accrued on the Notes into either
(a) Common Stock of the Company at the same rate and upon the same terms as the principal amount of the Notes issued on a Subsequent Closing as that term is defined in Section 3 or issued according to Section 2.1(b), or (b) principal evidenced by a new note bearing interest at the same rate, with principal and interest payable on mutually acceptable terms.

          For all purposes under this Agreement, the term "Initial Public Offering" shall mean the closing of the first public offering of the Company of shares of Common Stock of the Company registered under the Securities Act in which (1) the aggregate public offering price of the securities sold for cash by the Company in the offering is at least $20,000,000, and (2) the offering is underwritten on a firm commitment basis by an underwriter, or a group of underwriters presented by an underwriter or underwriters, which is a member of the New York Stock Exchange. For this purpose, the term "closing" shall mean the delivery by the Company to the underwriters of certificates representing the shares of Common Stock offered to the public against delivery to the Company by the underwriters of payment therefor, and the term "firm commitment basis" with respect to the underwriting of such public offering shall mean a commitment pursuant to a written underwriting agreement under which the nature of the underwriters' commitment is such that all securities will be purchased by such underwriters if any securities are purchased by such underwriters.

     3. CLOSING. The closing of the sale to, and purchase by Digi, of the Notes to be purchased pursuant to Section 2.1(a) of this Agreement (the "Initial Closing") shall occur at the offices of Digi International at 1:00 p.m. on June 19, 1996, or on such other day or at such other time or place as Digi and the Company shall agree upon (the "Initial Closing Date"). The closing of the sale of each Note to be purchased pursuant to the provisions of Section 2.1(b) subsequently by Digi (each a "Subsequent Closing") shall occur within ten business days of the Company's request therefor at such time and place as Digi and the Company shall agree upon (each a "Subsequent Closing Date"). The term "Closing" as used herein shall mean, as applicable, the Initial Closing or any Subsequent Closing. The term "Closing Date" as used herein shall mean, as applicable, the Initial Closing Date or any Subsequent Closing Date. At the Initial Closing, the Company will deliver to Digi the Note to be purchased at such closing in the original principal amount of $1,433,290, dated June 19, 1996, and Digi shall deliver Digi's certified or bank cashier's check drawn on Norwest Bank Minnesota, National Association, in the principal amount of $1,433,290. At each Subsequent Closing, the Company will deliver to Digi the Note to be purchased by Digi at such Closing against delivery to the Company of Digi's certified or bank cashier's check drawn on Norwest Bank Minnesota, National Association, in the principal amount of such Note, in payment of the total purchase price of such Note.

     4. CONDITIONS TO THE PURCHASE OF EACH NOTE. The obligation to purchase and pay for each Note which Digi has agreed to purchase on the Initial Closing Date is subject to the fulfillment prior to or on such Initial Closing Date of the conditions set forth in Section 4.1 through 4.11, inclusive. The obligation to purchase and pay for each Note which Digi has agreed to purchase on a Subsequent Closing Date is subject to the fulfillment prior to or on such Subsequent Closing Date of the conditions set forth in Sections 4.1 through 4.4, inclusive, and Sections 4.6 and 4.11.

          4.1 NO ERRORS, ETC. The representations and warranties of Section 6 of this Agreement shall be true in all material respects as of each Closing Date.

          4.2 COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied with all material agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of each Closing Date, the nonperformance or noncompliance with which would have a material adverse effect on the operation of the Company's business.

          4.3 NO EVENT OF DEFAULT. There shall exist at the time of each Closing, no condition or event which would constitute an Event of Default of the Company (as defined in Section 11) or which, after notice or lapse of time or both, would constitute an Event of Default of the Company.

          4.4 CERTIFICATE OF OFFICERS. The Company shall have delivered to Digi a certificate, dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, executed by the Chief Executive Officer and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 4.1, 4.2 and 4.3 hereof.

          4.5 OPINION OF COUNSEL. The Company shall have delivered to Digi an opinion or opinions of Briggs and Morgan, P.A., counsel for the Company in form acceptable to counsel for Digi, dated June 20, 1996.

          4.6 QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Notes and the offer of the Conversion Stock shall have been obtained.

          4.7 SECURITY AGREEMENT. Digi and the Company shall have executed the Security Agreement covering all of the Company's inventory, equipment, accounts arising from licenses and other transfers of V.Mach Wireline Technology (as defined in the Technology Transfer Agreement), and general intangibles arising from such technology, in substantially the form of
Exhibit 3 hereto.

          4.8 MANUFACTURING AGREEMENT. Digi and the Company shall have executed the Manufacturing Agreement, in substantially the form of Exhibit 4 hereto.

          4.9 SHAREHOLDER VOTING AGREEMENT. Digi, and each of William H. Costigan, Robert C. Lind, Ph.D., Jonathan A. Henrikssen Sachs, Ph.D., each a shareholder of the Company, shall have entered into the Shareholder Voting Agreement in substantially the form of Exhibit 5 hereto.

          4.10 V.MACH TECHNOLOGY TRANSFER AGREEMENT. Digi and the Company shall have entered into a Technology Transfer Agreement (the "Technology Transfer Agreement") governing the technology known to the Parties as V.Mach, which agreement shall be in substantially the form of Exhibit 6 hereto.

          4.11 BUSINESS PLAN. Prior to the Initial Closing Date, management of the Company shall have caused to be prepared product development schedules for each of the Company's Arm, Jeeves, and V.Mach products and services. Prior to the next Subsequent Closing Date, management of the Company shall have caused to be prepared and the Company's Board of Directors shall have approved, the business plan contemplated by Section 7.4 of this Agreement.

          5. REPRESENTATIONS AND WARRANTIES BY COMPANY. Except as disclosed in the disclosure schedule attached as Schedule A (the "Disclosure Schedule"), and subject to the provisions of Section 13 hereof, the Company represents and warrants to Digi that:

          5.1 ORGANIZATION, STANDING, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Notes and the Conversion Stock, and to otherwise perform its obligations under this Agreement and the Notes. The copies of the Articles of Incorporation and Bylaws of the Company delivered to Digi or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. As of the date of this Agreement, the Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization.

          5.2 QUALIFICATION. To the best of its knowledge, the Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

          5.3 FINANCIAL STATEMENTS. Attached hereto as Schedule B is an unaudited balance sheet dated April 30, 1996 (the "Balance Sheet Date"), together with the related unaudited statements of operations, shareholders' equity and cash flow for the fiscal period then ended (such financial statements hereinafter referred to as the "Financial Statements"). Such Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the Balance Sheet Date and the results of its operations for the period therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods; provided, however, that the unaudited financial statements omit the footnotes required under generally accepted accounting principles, including the description of business, summary of accounting policies, notes payable, income taxes, employment agreements, stock options and warrants, proposed issuance of convertible notes, and other necessary disclosures arising from this Agreement and the Notes, and do not reflect the leases, the payments on which might be capitalized under generally accepted accounting principles. Specifically, but not by way of limitation, to the Company's best knowledge and belief, the unaudited financial statements disclose all of the debts, liabilities and obligations of any nature (whether absolute or accrued) of the Company at the Balance Sheet Date which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such unaudited financial statements, and the omission of which would, in the aggregate, have a material adverse impact on the Company. The unaudited balance sheet includes appropriate reserves for all taxes incurred through such Balance Sheet date.

          5.4 TAX RETURNS AND AUDITS. To the best of the Company's knowledge, all required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. To the best of the Company's knowledge, the Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. To the best of the Company's knowledge, the Company does not have any tax liabilities except those reflected in the Financial Statements hereto and those incurred in the ordinary course of business since the Balance Sheet Date.

          5.5 CHANGES, DIVIDENDS, ETC. Except for the transactions contemplated by this Agreement or transactions disclosed to the Company's Board of Directors prior to the date of this Agreement, since the Balance Sheet Date, the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing current liabilities, in each case in the ordinary course of business; (c) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (d) sold, transferred or leased any of its assets except in the ordinary course of business; (e) canceled or compromised any debt or claim, or waived or released any right of material value; (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (g) entered into any transaction other than in the ordinary course of business; (h) encountered any labor difficulties or labor union organizing activities; (i) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; or (j) agreed to do any of the foregoing other than pursuant hereto. Except as disclosed to the Company's Board of Directors there has been no material adverse change in the financial condition, operations, results of operations or business of the Company since the Balance Sheet Date. For all purposes under this Agreement, "disclosed to the Company's Board of Directors" shall mean discussed in a duly convened Board meeting or reflected in written actions of the Board in lieu thereof.

          5.6 TITLE TO PROPERTIES AND ENCUMBRANCES. To the best of its knowledge and belief, the Company has good and marketable title to all its owned properties and assets, including without limitation the properties and assets reflected in the Financial Statements and the properties and assets used in the conduct of its business, except for property leased by or disposed of in the ordinary course of business since the Balance Sheet Date, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those incurred in the ordinary course of the Company's business, (b) which are shown and described in the Financial Statements or the notes thereto, or (c) Permitted Liens (as hereinafter defined). The offices and equipment owned and leased by the Company have been kept in good condition and repair in the ordinary course of business, and the Company has not been threatened with any action or proceeding under any building or zoning ordinance, law or regulation. For the purposes of this Agreement, "Permitted Liens" shall mean
(a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousepersons', mechanics', laborers' and materialpersons', landlords' and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith; (c) liens and encumbrances incidental to the conduct of the business of the Company which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Permitted Encumbrances (as defined in the Security Agreement).

          5.7 LITIGATION; GOVERNMENTAL PROCEEDINGS. There are no legal actions, suits, arbitration or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and except as previously disclosed to Digi, the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

          5.8 COMPLIANCE WITH APPLICABLE LAWS AND OTHER INSTRUMENTS. To the best of the Company's knowledge: The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities; neither the execution nor delivery of, nor the performance of or compliance with the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company; the Company is not in violation of its Articles of Incorporation or its Bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect other than as otherwise disclosed herein.

          5.9 CONVERSION STOCK. The Conversion Stock has been reserved for issuance, and when issued upon conversion will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions. The certificates representing the Conversion Stock to be delivered upon the conversion of the Notes will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

          5.10 SECURITIES LAWS. Based in part upon the representations and warranties contained in Section 6 hereof and the advice of the Company's counsel, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of the Transaction Documents or the offer, issuance, sale or delivery of the Notes or the offer of the Conversion Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Notes or the Conversion Stock, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than Digi. Based on the advice of the Company's counsel, under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Notes and the offer of the Conversion Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

          5.11 PATENTS AND OTHER INTANGIBLE RIGHTS. To the best of the Company's knowledge, the Company (a) owns or has the right to use, free and clear of all material liens, claims and restrictions, except in favor of Digi, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted, (b) is not obligated or under any liability requiring but not having received the approval of the Company's Board of Directors to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the current conduct of its business or otherwise, (c) owns or has sufficient rights to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it and
(d) the Company is not, to the best of its knowledge, nor has it received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

          5.12 CAPITAL STOCK. The authorized capital stock of the Company consists of 10,000,000 common shares, of which 1,126,700 shares are issued and outstanding; all of these shares were duly authorized, validly issued and are fully paid and nonassessable. In addition, there are outstanding warrants to purchase 39,166 common shares, additional options and warrants may be issued to purchase up to 10,000 common shares pursuant to a Private Placement Memorandum previously authorized by the Company's Board of Directors, and options have been and will be granted to one of the members of the Company's Board of Directors. Other than the foregoing and the Amended 1995 Note, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, or other securities which are at any time directly or indirectly convertible or exchangeable for shares of common stock of the Company (collectively, "Convertible Securities") or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in the Disclosure Schedule or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Except for the foregoing, neither the offer nor the issuance or sale of the Notes or the Conversion Stock constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this Agreement, provided, however, that nothing in this Section 5.12 shall affect, alter or diminish any right granted to Digi in this Agreement. To the best of the Company's knowledge, all outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

          5.13 OUTSTANDING DEBT. The Company has no indebtedness for borrowed money except as otherwise set forth in Schedule B. Except as otherwise disclosed in the Disclosure Schedules, the Company is not in default in the payment of the principal of or interest or premium on any such indebtedness for borrowed money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness for borrowed money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder. As used herein, the phrase "indebtedness for borrowed money" shall include only indebtedness of the Company incurred as the result of a direct borrowing of money and shall not include any other indebtedness, including indebtedness with respect to trade accounts.

          5.14 MATERIAL CONTRACTS. The Company has disclosed to its Board of Directors prior to the date of this Agreement each material contract, lease, commitment or other arrangements required to be disclosed to its Board of Directors to which it is a party or by which it is otherwise bound. Except as previously disclosed to its Board of Directors or in the Disclosure Schedules, the Company has in all material respects substantially performed all obligations required to be performed by it to date under such agreements. All of the foregoing agreements are in effect and enforceable according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and there is not under any of such agreements any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default in any respect thereunder.

          5.15 CORPORATE ACTS AND PROCEEDINGS. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Notes, the Conversion Stock and the Security Agreement has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date. This Agreement is, and each of the Notes when issued pursuant to the terms of this Agreement will be, and the Security Agreement and the Manufacturing Agreement when executed and delivered pursuant to the terms of this Agreement will be, a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

          5.16 ACCOUNTS RECEIVABLE. To the extent that they exceed the reserves for doubtful accounts set forth in the Financial Statements, the accounts receivable of the Company which are reflected in the Financial Statements and all of its accounts receivable which have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since the Balance Sheet Date) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no valid defense or offsets except routine customer complaints or warranty demands of an immaterial nature. The reserve for doubtful accounts that is included in the Financial Statements is adequate.

          5.17 INVENTORIES. The inventories of the Company which are reflected in the Financial Statements and all inventory items which have been acquired since the Balance Sheet Date consist of raw materials, supplies, work-in-process and finished goods of such quality and in such quantities as are currently useable or saleable in the ordinary course of its business.

          5.18 INSURANCE COVERAGE. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Company, its properties and business against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources.

          5.19 NO BROKERS OR FINDERS. Other than the International Business Group, which is owed $130,299.09 pursuant to the agreement with the Company dated 24 July 1995, the fees and reimbursable expenses of which shall be the sole obligation of the Company, no person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or Digi for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

          The Company will indemnify and hold Digi harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Company in connection with the transactions contemplated by this Agreement.

          5.20 LICENSES. To the best of the Company's knowledge, the Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company, would have an adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

          5.21 REGISTRATION RIGHTS. Other than under this Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

          5.22 EMPLOYEE PLANS. Each plan in which any of the Company's employees participate that is subject to any provisions of the employee Retirement Income Security act of 1974 and the regulations adopted pursuant thereto ("ERISA") is operated in accordance with applicable law, including ERISA and the Internal Revenue Code and regulations promulgated thereunder (the "Code"), and each such plan intended to be tax qualified is so qualified. Each plan which is a "group health plan" as defined in the Code has not failed to comply in any material respect with the continuation coverage requirements imposed by the Code.

          5.23 ENVIRONMENTAL AND SAFETY LAWS. To the best of the Company's knowledge: The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation; the operations of the Company do not involve any hazardous substances or materials including, but not limited to, hazardous substances or materials under the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund

Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Minnesota Environmental Response and Liability Act, or any other federal, state or local statute, regulation, code or ordinance.

          5.24 EMPLOYEES. To the best of the Company's knowledge: No officer of the Company or employee of the Company whose annual compensation is in excess of $20,000 has any plans to terminate his or her employment with the Company; the Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has not encountered any material labor difficulties; the Company does not have any worker's compensation liabilities, except those reflected in the Financial Statements.

          5.25 ABSENCE OF RESTRICTIVE AGREEMENTS. To the best of the Company's knowledge: No employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; no employer or former employer of any employee of the Company has any claim of any kind whatsoever in respect of any of the rights described in Section 5.10 hereof.

          5.26 DISCLOSURE. The Company has not knowingly withheld from Digi any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, written statement or other document furnished to Digi pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     6. REPRESENTATIONS AND WARRANTIES OF DIGI. Digi represents and warrants that:

          6.1 INVESTMENT INTENT. The Notes being acquired and to be acquired by Digi hereunder are being purchased or will be purchased, and the Conversion Stock acquired by Digi upon conversion of such Notes will be acquired, for Digi's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Digi understands that the Notes and the Conversion Stock have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such laws, and that the reliance of the Company upon this exemption is predicated in part upon this representation and warranty. Digi further understands that the Notes and Conversion Stock may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

     Digi understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event Digi may not sell any securities pursuant to Rule 144 prior to the expiration of a two-year period after Digi has acquired the securities. Digi understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

          6.2 LOCATION OF PRINCIPAL OFFICE AND QUALIFICATION AS ACCREDITED INVESTOR. Digi's principal office is located in Minnetonka, Minnesota. Digi qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act. Digi has such knowledge and experience in financial and business matters that Digi is capable of evaluating the merits and risks of the investment to be made hereunder by Digi. Digi has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to Digi or to Digi's agents.

          6.3 ACTS AND PROCEEDINGS. The Transaction Documents have been duly authorized by all necessary action on the part of Digi, have been duly executed and delivered by Digi, and are valid and binding agreements upon the part of Digi.

          6.4 NO BROKERS OR FINDERS. No person, firm or corporation has or will have, as a result of any act or omission by Digi, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Digi will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of Digi in connection with the transactions contemplated by this Agreement.

     7. AFFIRMATIVE COVENANTS. Subject to the provisions of Section 13 hereof, the Company covenants and agrees that:

          7.1 CORPORATE EXISTENCE. The Company will maintain its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

          7.2 BOOKS OF ACCOUNT AND RESERVES. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission ("Commission") and who are one of the so-called "Big Six" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

          7.3 FURNISHING OF FINANCIAL STATEMENTS AND INFORMATION. The Company will deliver to Digi:

          (a) as soon as practicable, but in any event within 30 days after the close of each month, unaudited consolidated balance sheets of the Company as of the end of such month, together with the related consolidated statements of operations and cash flow for such month, all in reasonable detail and certified by the principal accounting officer of the Company; and

          (b) as soon as practicable, but in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements, provided that the audit may contain a qualification regarding the Company's ability to continue as a going concern or any other generally accepted qualifications for a similar ongoing concern; and

          (c) concurrently with the delivery in each year of the financial statements referred to in paragraph (b) of this Section 7.3, a statement and report signed by the independent public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit upon which their certificate was based they became aware of no condition or event which constituted an Event of Default of the Company (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default of the Company or if such accountants did become aware of any such condition or event, specifying the nature and period of existence thereof.

          (d) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company as is available to the Company and as Digi from time to time may reasonably request.

          7.4 PREPARATION AND APPROVAL OF BUSINESS PLAN AND BUDGETS. On or before the next scheduled meeting of the Company's Board of Directors following execution of this Agreement, the Company shall prepare a business plan to be presented for approval by its Board of Directors at such meeting. In addition, prior to the beginning of the fiscal year ending September 30, 1996, and thereafter of each fiscal year of the Company, the Company shall prepare and submit to the Board of Directors of the Company, for its review and approval, an annual plan for such year, which shall include capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors of the Company may reasonably request. The business and annual plans shall be modified as often as is necessary in the judgment of the Board of Directors of the Company and the Company's executive officers to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan.

          7.5 PAYMENT OF TAXES AND MAINTENANCE OF PROPERTIES. The Company will:

          (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

          (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

          7.6 INSURANCE. The Company will obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage. All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

          7.7 PAYMENT OF INDEBTEDNESS AND DISCHARGE OF OBLIGATIONS. The Company will pay or cause to be paid the principal of and interest and premium, if any, on all indebtedness for borrowed money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such indebtedness for borrowed money is renewed or extended, except in the case of the existing notes the holders of which will be offered the right to convert the indebtedness evidenced thereby to Common Stock pursuant to the terms of the Private Placement Memorandum previously approved by the Company's Board of Directors. The Company will faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such indebtedness for borrowed money or pursuant to which such indebtedness for borrowed money is issued, and will not permit the continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default is waived pursuant to the provisions thereof. The Company shall not be required to make any payment or to take any other action by reason of this Section 7.7 at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action provided that the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto. For purposes of this Section 7.7, the phrase "indebtedness for borrowed money" shall have the meaning ascribed to it pursuant to Section 5.13 of this Agreement.

          7.8 DIRECTORS' AND SHAREHOLDERS' MEETINGS. Until the earliest to occur of (i) repayment in full of the Notes if the Notes are not converted, or (ii) the date of the Company's Initial Public Offering, the Company shall have a Board of Directors the composition of which shall be determined as follows: (a) so long as it is the holder of any Notes or Conversion Stock, Digi shall be entitled to designate two fifths (2/5) of the directors of the Company and to exercise any right of removal or replacement of any such director, (b) the holders of a majority of the outstanding Common Stock exclusive of Digi shall be entitled to designate two fifths (2/5) of the directors of the Company and to exercise any right of removal or replacement of any such director, (c) the remaining director or directors must be approved by both Digi and by the holders of a majority of the outstanding Common Stock exclusive of Digi and shall be a person (or persons) who is
(are) not otherwise affiliated with the Company or Digi or any officer or other director of the Company or Digi, and (e) Digi and the Company agree that in submitting to the Company's shareholders or Board of Directors the names of nominees for election as directors or in filling interim vacancies, each will use its best efforts to cause any person designated pursuant to this Section 7.8 to be elected as a director. Failure of any of the persons so designated by the Company or Digi to be so elected shall be an Event of Default of the Company or an Event of Default of Digi respectively within the meaning of Section 11 hereof.

     The Company shall reimburse all directors elected for the reasonable out-of-pocket expenses incurred by them pursuant to this Section 7.8 in connection with the attending of meetings by their director designee or carrying out any other duties by such director designee that may be specified by the Board of Directors; shall maintain at all times, director and officer liability insurance in an amount of not less than $1 million from a carrier reasonably acceptable to the Board of Directors of the Company; and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

          7.9 RESERVATION OF SHARES; REPLACEMENT OF NOTES OR CERTIFICATES REPRESENTING CONVERSION STOCK. The Company shall at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Notes or certificates representing Conversion Stock, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Notes or certificates representing Conversion Stock, as the case may be, the Company will issue new Notes or certificates representing Conversion Stock of like tenor, in lieu of such lost, stolen, destroyed or mutilated Notes or certificates representing Conversion Stock.

          7.10 APPLICATION OF PROCEEDS. Unless otherwise approved by the Company's Board of Directors, the net proceeds received by the Company from the sale of the Notes shall be used to pay the existing payables and indebtedness, for general operating purposes, and for the development of the ARMs, Jeeves and V.Mach. Pending such use of the proceeds, they shall be deposited in a bank or banks having deposits of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government or the agencies or instrumentalities thereof.

          7.11 RETIREMENT PLANS. The Company will cause each retirement plan of the Company in which any employees of the Company participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary, and to be administered in a manner consistent with, those provisions of ERISA which may, from time to time, become effective and operative with respect to such plans; and at such time as such insurance shall be available at rates deemed commercially reasonable by the Company, maintain insurance against the contingent liability against the net worth of the Company imposed in respect of each such plan by the provisions of ERISA.

          7.12 FILING OF REPORTS. The Company will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the security holders of the Company who are otherwise able to take advantage of the provisions of such Rule.

          7.13 PATENTS AND OTHER INTANGIBLE RIGHTS. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights and copyrights which in the opinion of a prudent and experienced businessperson operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

          7.14 RULE 144A. The Company agrees that, upon Digi's request, the Company shall promptly provide (but in any case within 15 days of a request) to Digi the following information: (a) a brief statement of the nature of the business of the Company and the products and services it offers; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company and its business, financial condition and results of operations as the requesting person shall specify in order to comply with Rule 144A promulgated under the Securities Act and the anti-fraud provisions of the federal and state securities laws.

     The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section 7.14 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     8. NEGATIVE COVENANTS. Subject to the provisions of Section 13 hereof, the Company will be limited and restricted as follows:

          8.1 CONSOLIDATION, MERGER, ACQUISITION, ETC. Without the prior approval of Digi, (a) the Company will not sell, lease, license or otherwise dispose of all or substantially all of its assets or any asset or assets in a manner which would require shareholder approval, and (b) the Company will not consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Company, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity; provided that the foregoing shall not apply to any transaction between the Company and a wholly-owned subsidiary.

          8.2 DIVIDENDS ON OR REDEMPTION OF CAPITAL STOCK. Without the prior approval of Digi, which approval shall not be unreasonably withheld, the Company will not declare or pay any dividend or make any other distribution on any shares of capital stock or purchase, redeem or otherwise acquire for any consideration, or set aside a sinking fund or other fund for the redemption or repurchase of any shares of capital stock or any warrants, rights or options to purchase shares of capital stock.

          8.3 ISSUANCE OF SECURITIES. Except as provided in the Disclosure Schedules, as disclosed to the Company's Board of Directors prior to the date of this Agreement or pursuant to a stock option plan approved by the Company's Board of Directors, the Company will not, without the prior approval of Digi, issue (i) any additional capital stock of the Company of any class, or securities convertible into any such class, or (ii) any options, warrants or other rights to purchase capital stock of the Company of any class, or securities convertible into shares of any such class.

          8.4 CHANGE IN THE NATURE OF THE COMPANY'S BUSINESS. The Company will not, without the prior approval of Digi, which approval shall not be unreasonably withheld, make any material change in the nature of its business as carried on or as proposed to be carried out as of the date of this Agreement.

          8.5 FUTURE REGISTRATION RIGHTS. Except for any registration expressly permitted by Section 10 hereof, the Company will not, without the prior approval of the Company's Board of Directors, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights.

          8.6 OTHER RESTRICTIONS. The Company will not without the prior approval of the Company's Board of Directors:

          (a) guarantee, endorse or otherwise be or become contingently liable in connection with the obligations, securities or dividends of any person, firm, association or corporation, other than endorse negotiable instruments for collection in the ordinary course of business; or

          (b) make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company), firm, association or corporation, except loans and advances to the Company and advances to suppliers and employees made in the ordinary course of business; or

          (c) purchase or invest in the stock or obligations of any other person, firm or corporation; or

          (d) pay compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services or fringe benefits to any officer in excess of amounts fixed by the Board of Directors of the Company prior to any payment to such officer.

     9.   RESTRICTION ON TRANSFER OF SECURITIES.

          9.1 RESTRICTIONS. The Notes and the Conversion Stock are transferable only pursuant to (a) a public offering registered under the Securities Act, (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and (c) subject to the conditions elsewhere specified in this Section 9, any other legally available means of transfer.

          9.2  LEGEND.  Each Note shall be endorsed with the following legend:

          "The securities evidenced hereby may not be transferred without
     (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or
     (ii) such registration."

Upon the conversion of any Notes, unless the Company receives an opinion of counsel from Digi satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock issuable upon such conversion may be made without registration, or unless such Conversion Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

          9.3 STOP TRANSFER ORDER. A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities subject to the legend referred to in Section 9.2 above pending compliance with the conditions set forth in any such legend.

          9.4 REMOVAL OF LEGEND. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 9.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to Digi, if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or if Digi provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

     10.  REGISTRATION OF SECURITIES.

          10.1 DIGI DEMAND FOR REGISTRATION. If the Company shall receive a written request therefor from Digi, the Company shall prepare and file a registration statement under the Securities Act covering the Conversion Stock which is the subject of such request and shall use its best efforts to cause such registration statement to become effective; provided, however, Digi may not make such a request prior to the expiration of six (6) months from the date of this Agreement. In addition, if the registration requested by Digi would result in the Company's first registration of securities under the Securities Act, the Company shall have the right to defer filing such registration for a period of not more than twelve (12) months after the Company's receipt of Digi's request. The Company shall be obligated to prepare, file and cause to become effective only one registration statement (other than on Form S-3 or any successor form promulgated by the Commission ("Form S-3")) pursuant to this Section 10.1, and to pay the expenses associated with such registration statements; notwithstanding the foregoing, Digi may require, pursuant to this Section 10.1, the Company to file, and to pay the expenses associated with, any number of registration statements on Form S-3, if such form is then available for use by the Company and such record holder or holders. In the event that Digi determines for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Conversion Stock covered thereby, and Digi agrees to bear its own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Conversion Stock, then Digi shall not be deemed to have exercised its right to require the Company to register Conversion Stock pursuant to this Section 10.1, provided, however, that in such event Digi may not exercise its deferral rights under Section 10.2 should the Company determine to continue with such a registration.

     If, at the time any written request for registration is received by the Company pursuant to this Section 10.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 10.2 hereof rather than this Section 10.1, and the rights of Digi covered by such written request shall be governed by Section 10.2 hereof.

          10.2 INCIDENTAL REGISTRATION. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), the Company will give written notice of its determination to Digi. If the registration which is the subject of the notice to Digi by the Company would result in the Company's first registration of securities under the Securities Act, Digi shall have the right to defer filing such registration for a period of not more than twelve (12) months after Digi's receipt of the Company's notice. Upon the written request of Digi given within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Conversion Stock for which Digi has requested registration to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Digi of such Conversion Stock; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, and if Digi so requests the Company shall promptly complete the registration for Digi's benefit and Digi shall bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Conversion Stock requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Conversion Stock requested for inclusion pursuant to this Section 10.2 would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Conversion Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Conversion Stock otherwise to be included in the underwritten public offering may be reduced. Conversion Stock which is thus excluded from the underwritten public offering shall be withheld from the market by Digi for a period not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

          10.3 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 10.1 or 10.2 hereof to effect the registration of Conversion Stock under the Securities Act, the Company will:

          (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

          (c) furnish to Digi and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Digi may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) notify Digi, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) notify Digi promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) prepare and file with the Commission, promptly upon the request of Digi, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Digi (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Conversion Stock by Digi;

          (h) prepare and promptly file with the Commission and promptly notify Digi of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (i) advise Digi, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) not file any amendment or supplement to such registration statement or prospectus to which Digi shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

          (k) at the request of Digi, furnish: (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to Digi, covering such matters as such underwriters and Digi may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to Digi, covering such matters as such underwriters and Digi may reasonably request.

          10.4 EXPENSES. With respect to each registration, including registrations pursuant to Form S-3, requested pursuant to Section 10.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of Digi) and with respect to each inclusion of Conversion Stock in a registration statement pursuant to Section
10.2 hereof (except as otherwise provided in Section 10.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or Digi are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for Digi, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by Digi, and any other expenses incurred by Digi not expressly included above, shall be borne by Digi.

          10.5 INDEMNIFICATION. In the event that any Conversion Stock is included in a registration statement under Section 10.1 or 10.2 hereof:

          (a) The Company will indemnify and hold harmless Digi pursuant to the provisions of this Section 10, its directors and officers, and any underwriter (as defined in the Securities Act) for Digi and each person, if any, who controls Digi or such underwriter within the meaning of the Securities Act, from and against, and will reimburse Digi and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which Digi or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Digi, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) Digi will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by Digi specifically for use in the preparation thereof.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 10.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
     (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          11.  DEFAULT.

          11.1 EVENTS OF DEFAULT BY THE COMPANY. Each of the following events shall be an event of default by the Company for purposes of this Agreement (an "Event of Default of the Company"):

          (a) if default shall be made in the punctual payment of interest on the Notes, and such default shall have continued for a period of 15 days after written notice thereof to the Company by Digi;

          (b) if default shall be made in the punctual payment of the principal of the Notes;

          (c) if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $250,000 shall be entered or filed against the Company or against any of its property or assets and either remains unpaid, unvacated, unbonded or unstayed for a period of 30 days or adequate reserves are not established on the Company's books;

          (d) if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or, if contested by the Company, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution;

          (e) if the Company shall default in any material respect in the due and punctual performance of any covenant or agreement in any note (including without limitation any of the Notes), bond, indenture, loan agreement, note agreement, mortgage, security agreement including without limitation the Security Agreement) or other instrument evidencing or related to indebtedness for borrowed money, other than the outstanding notes described in Section 7.7 hereof, and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived;

          (f) (i) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of any Closing Date, or (ii) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company furnished or delivered under or pursuant to this Agreement after any such Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered;

          (g) if any of Digi's designees to the Company's Board of Directors shall fail to be elected to the Board of Directors in the manner and under the terms and conditions set forth in Section 7.8 hereof; or

          (h) if default shall be made by the Company in the due and punctual performance or observance of any other term contained in this Agreement or in any other Transaction Document, and such default shall not have been remedied, or the Company shall have not taken steps to remedy such default to Digi's reasonable satisfaction, within 15 days after written notice thereof to the Company by Digi.

          11.2 EVENTS OF DEFAULT BY DIGI. Each of the following events shall be an event of default by Digi for purposes of this Agreement (an "Event of Default of Digi"):

          (a) Digi does not purchase a Note when required by the terms and conditions contained in this Agreement;

          (b) if default shall be made by Digi in any material respect in the performance or observance of any other term contained in this Agreement or in any other Transaction Document, and such default shall not have been remedied, or Digi shall have not taken steps to remedy such default to the Company's reasonable satisfaction, within 15 days after written notice thereof to Digi by the Company;

          (c) (i) if any representation or warranty made by or on behalf of Digi in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof or thereof shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or (ii) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by Digi or any officer of Digi furnished or delivered under or pursuant to this Agreement after any such Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered.

          11.3 REMEDIES UPON EVENTS OF DEFAULT OF THE COMPANY. Upon the occurrence of an Event of Default of the Company as herein defined, then, unless such Event of Default shall have been waived by Digi, Digi shall be entitled so long as such Event of Default of the Company continues unremedied, by notice to the Company (a) to declare the principal of and any accrued interest on the Notes, to be immediately due and payable, and thereupon the Notes, including both principal and interest shall become immediately due and payable (provided, however, that when any Event of Default of the Company described in
Section 11.1(d) hereof has occurred, the Notes shall immediately become due and payable without presentment, demand or notice of any kind), and (b) to designate a majority of the Board of Directors of the Company, as provided in Section 11.4 below.

          11.4 DESIGNATION OF MAJORITY OF BOARD OF DIRECTORS. In the event Digi is entitled to designate a majority of the Board of Directors of the Company pursuant to Section 11.3 hereof, the Company shall, immediately upon receiving written notice from Digi, call a special shareholders' meeting to be held as soon as possible, but in any event within fifteen days of the date of the notice of such meeting. At such special shareholders' meeting a majority of the directors of the Company shall be elected from designees nominated by Digi. Any right of Digi to continue to designate a majority of the Board of Directors of the Company shall expire, and a shareholders' meeting to elect new directors shall be called, six months after the later of (a) the curing of the Event of Default upon which the right was exercised, or (b) the curing of any Event of Default occurring after the Event of Default upon which such right was exercised.

          11.5 NOTICE OF DEFAULTS. When, to its knowledge, any Event of Default of the Company has occurred or exists, the Company agrees to give prompt written notice of such Event of Default of the Company, to Digi, but in any event within ten business days. When, to its knowledge, any Event of Default of Digi has occurred or exists, Digi agrees to give prompt written notice of such Event of Default of Digi, to the Company, but in any event within ten business days.

          11.6 SUITS FOR ENFORCEMENT; REMEDIES CUMULATIVE AND NOT WAIVED. In case an Event of Default of the Company shall have occurred and be continuing, unless such Event of Default of the Company shall have been waived in the manner provided in Section 13 hereof, Digi may proceed to protect and enforce its rights under this Section 11 by suit in equity or action at law. In case an Event of Default of Digi shall have occurred and be continuing, unless such Event of Default of Digi shall have been waived in the manner provided in
Section 13 hereof, the Company may proceed to protect and enforce its rights under this Agreement by suit in equity or action at law. No right, power or remedy conferred upon either Party hereto shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between the

Company and Digi and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this sentence shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

     12. TERMINATION OF CERTAIN COVENANTS. The obligations of the Company under Sections 7 (other than its obligations under Sections 7.8, 7.9 and 7.14 hereof), 8 and 11.1 of this Agreement and the obligations of Digi under section
11.2 shall notwithstanding any provisions hereof apparently to the contrary, terminate and be of no further force or effect from and after the earlier of the repayment in full of the Notes or the Initial Public Offering of the Company. The obligation of Digi to purchase Notes of the Company shall terminate upon the earlier of December 31, 1988 or the Initial Public Offering of the Company.

     13. CONSENTS; WAIVERS AND AMENDMENTS. With the written consent of either Party hereto, any obligation of the other Party to this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and by mutual written consent the Parties may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of either Party.

     14. CHANGES, WAIVERS, ETC. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

     15. PAYMENT OF FEES AND EXPENSES. Each Party will bear the out-of-pocket expenses incurred by it in connection with the transactions herein contemplated, including without limitation the fees and out-of-pocket expenses of agents, finders (if any) and counsel.

     16. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail,

          (a) if to Digi, addressed to it at 11001 Bren Road East, Minnetonka MN 55343, Attn: Chief Financial Officer, or at such other address as Digi may specify by written notice to the Company, or

          (b) if to the Company, addressed to it at 10000 West 76th Street, Eden Prairie, MN 55344-3767, Attn: Dr. Jonathan A. Henrikssen Sachs, with a copy to William T. Dolan, Esq., Briggs and Morgan P.A., 2400 IDS Center, Minneapolis, Minnesota 55402 or to such other addresses as the Company may specify by written notice to Digi, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by certified mail, when received.

     17. PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Parties hereto.

     18. HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     19. CHOICE OF LAW. It is the intention of the Parties that the laws of Minnesota shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties.

     20. COUNTERPARTS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   DIGI INTERNATIONAL INC.


                                   By         /s/  ERVIN F. KAMM, JR.
                                     -----------------------------------------
                                     Name: Ervin F. Kamm, Jr.
                                     Its:  President & C.E.O.

                                   AETHERWORKS CORPORATION


                                   By /s/ JONATHAN A. HENRIKSSEN SACHS, Ph.D.
                                     -----------------------------------------
                                     Name: Jonathan A. Henrikssen Sachs, Ph.D.
                                     Its:  President & C.E.O.